SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) October 30, 2007

FUEGO ENTERTAINMENT, INC.
(Exact name or registrant as specified in its charter)

Nevada	20-2078925
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

19250 NW 89th Court, Miami, Florida 33018
(Address of Principal Executive Offices, Including Zip Code)

(305) 829-3777
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 31, 2007, Felix Danciu resigned his position as a Director of Fuego Entertainment, Inc. for personal reasons.

Fuego Entertainment, Inc. announced October 30, 2007 that Marc Bodin has been added to the company’s board of directors.

“Mr. Bodin brings a wealth of international experience in business administration, investment banking, management consulting, and filmed entertainment. We are proud to have him on board and expect his experiences to continue our company’s progress,” said Hugo Cancio, CEO and Chairman of Fuego Entertainment.

Marc Bodin is a senior management consultant in corporate finance and business development with a broad international work experience. He managed projects all over the world, including Latin America for client companies with annual sales of up to EUR 500 million. Prior work experience includes Dun & Bradstreet, Warner Bros. and PricewaterhouseCoopers. He is a graduate from AKAD University of Applied Sciences in Zurich, Switzerland with a degree in business administration. He is fluent in German, English, French and Spanish.

Item 9.01 Financial Statements and Exhibits

a) Financial Statements
None

b) Exhibits

Exhibit No.	Description
99.1	Letter of Resignation for Felix Danciu
99.2	Press release dated October 30, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, The registrant has duly caused this report to be signed on its behalf by The undersigned hereunto duly authorized.

FUEGO ENTERTAINMENT, INC.,

Date: October 31, 2007	By:	/s/ Hugo M. Cancio
Hugo M. Cancio
Title: Principal Executive Officer